EXHIBIT 10.1

ALTAIR NANOTECHNOLOGIES INC.
STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into on March 2, 2007 by and between Altair Nanotechnologies Inc., a Canadian corporation (the “Company”), and The AES Corporation, a Delaware corporation (the “Investor”). In consideration of the mutual covenants set forth herein, and other good and valuable consideration, the Company and Investor hereby agree as follows:

1.  Purchase of Shares.

1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, on the date hereof, the Investor shall purchase, and the Company shall sell and issue to the Investor, at the Closing (as defined below), that number of common shares of the Company equal to the result of the Purchase Price (as defined below) divided by the closing price for one common share of the Company as listed on the NASDAQ National Market System on the trading day immediately preceding the date hereof, rounded up to the nearest whole share (the “Shares”). The purchase price for the Shares shall be $3,000,000 (the “Purchase Price”). The Purchase Price shall be paid to the Company in cash via wire transfer to the account designated by the Company on Exhibit A attached hereto.

1.2 Closing. The closing (the “Closing”) of the purchase and sale of the Shares shall take place on the date hereof, concurrently with the execution and delivery of this Agreement, and shall be deemed to have occurred at the offices of the Company at 204 Edison Way, Reno, Nevada 89502. At the Closing, Investor shall wire transfer the Purchase Price to the Company as contemplated by the last sentence of Section 1.1 of this Agreement. Upon receipt of the Purchase Price, the Company shall cause a certificate representing the Shares, issued in the name of the Investor, to be delivered, via express courier to Investor, signature required, at the address for Investor set forth on the signature page hereof (or such other address as Investor may designate in writing), which Shares shall be deemed to be delivered upon actual receipt by Investor. At the Closing, the Company shall cause its stock transfer records to indicate that the Investor is the record owner of the Shares.

2.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of the date of this Agreement (or, if a different date is stated in such representation and warranty as of such date) as follows:

2.1 Due Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Shares has been taken, and no further consent or authorization of the Company's board of directors or its stockholders is required, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its respective terms subject to applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights, and rules of law governing general principles of equity.

2.2 Corporate Organization and Other Related Matters. The Company is a corporation duly organized, validly existing and in good standing under the Canada Business Corporation Act and any other applicable laws of the jurisdiction of its incorporation. The Company has full corporate power and authority to carry on its business as such business is now being conducted and to own, lease and operate the properties and assets it now owns, leases and operates. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has full corporate power and authority to enter into this Agreement, to issue the Shares and to consummate the transactions contemplated hereby.

2.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and state securities laws to be filed after Closing, all of which shall be made on a timely basis. Assuming the accuracy of the representations and warranties made by the Investor in this Agreement, the offer and sale of the Shares to the Investor pursuant to this Agreement is exempt from the registration requirements set forth in Section 5 of the Securities Act.

2.4 Valid Issuance of Shares. When issued, sold and delivered in accordance with the terms hereof, the Shares will be duly and validly issued, fully-paid and nonassessable.

2.5 Litigation; Non-Contravention. There is no claim, suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened that questions, or is reasonably likely to effect, the validity of this Agreement or the right of the Company to enter into this Agreement. Except as disclosed in the Company Information (as defined below), there are no pending or, to the knowledge of the Company, threatened, claims, suits, actions, proceedings or investigations that would reasonable be expected to have, either individually or in the aggregate, a material adverse effect on the business, properties, prospects or financial condition of the Company or prevent, delay or impair the consummation of the transactions contemplated by this Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate, conflict with (except where a written waiver has been obtained), result in a breach of, constitute a default (with or without notice or lapse of time or both) under, result in a right of termination or cancellation or the acceleration of any obligation or the loss of a material benefit under, or create any lien, security interest, charge or encumbrance upon any of the property or assets of the Company under (A) the certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness or any stock option or similar plan, lease mortgage, deed of trust or other instrument to which the Company or any of its subsidiaries is a party, by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provisions of any underwriting or similar agreement to which the Company or any of its subsidiaries is a party, or (E) any rule or regulation of the NASDAQ Stock Market applicable to the Company. The Company is, and has been during all time periods covered by the Company Information (as defined below), in compliance in all material respects with all applicable laws and the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market.

2.6 Company Information. The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, each report, registration statement, definitive proxy statement and document filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company pursuant to the requirements of the Securities Act or the Exchange Act since December 31, 2005 and any other written information provided by the Company to Investor in writing is collectively referred to as the "Company Information". With respect to Company Information that has been filed with the Commission, as of the date of filing with the Commission, such Company Information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. With respect to Company Information that has not been filed with the Commission, as of the date hereof, such Company Information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in or incorporated by reference into the Company Information (including the related notes and schedules) (the "Company Financial Statements") have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the period involved and fairly present, and if filed after the date hereof will fairly present, in accordance with GAAP, the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended. Except as indicated in the Company Financial Statements, as of the date hereof, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries.

3.  Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

3.1 Due Authorization. All corporate action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken or will be taken prior to Closing, and this Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its respective terms subject to applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights, and general principles of equity.

3.2 Corporate Organization and Other Related Matters. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has its principal place of business in the state set forth below the Investor’s name on the signature page hereof. The Investor has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.3 Representations Not Made by Company. The Investor represents and affirms that none of the following information has ever been represented, guaranteed or warranted to the Investor, expressly or by implication, by any person: (i) the approximate or exact length of time that the Investor will be required to remain a security holder of the Company; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or (iii) the possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, employee or agent of the foregoing, might in any way indicate or predict the results of ownership of any Share or the potential success of the Company's operations.

3.4 Purchase for Own Account. The Investor is the sole and true party in interest, is acquiring the Shares for its own account for investment, is not purchasing the Shares for the benefit of any other person, and has no present intention of holding or managing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares. The offer and sale of the Shares to the Purchaser was not made in Canada; the Investor is not subject to the securities laws of any province or territory of Canada, and the Investor is not purchasing the Shares for the account or benefit of any resident of any province or territory of Canada.

3.5 Disclosure and Review of Information. The Investor acknowledges and represents that it has had access to and has been given an opportunity to review all Company Information that has been filed with the Commission prior to the date hereof through the Commission’s EDGAR filing system and has been given a reasonable opportunity to review all documents, books and records of the Company pertaining to this investment, and has been supplied with all additional information concerning the Company and the Shares that has been requested by the Investor. The Investor has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this investment, and that all such questions have been answered to the full satisfaction of the Investor. The Investor has received, and acknowledges that it is receiving, no representations, written or oral, from the Company or its officers, directors, employees, attorneys or agents other than those contained in this Agreement and the Company Information. In making its decision to purchase the Shares, the Investor has relied solely upon its review of the Company Information, this Agreement, and independent investigations made by it or its representatives without assistance of the Company.

3.6 Speculative Investment. The Investor understands that (i) it must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act or qualified under the Securities Act or the securities laws of any other jurisdiction and (ii) its investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The Investor has adequate means of providing for its current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of the Investor’s entire investment and the limited transferability of the Shares, which may make the liquidation of this investment impossible for the indefinite future.

3.7 Accredited Investor Status. The Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

3.8 Investment Experience. The Investor has experience as an investor in securities and acknowledges that it can bear the economic risk of its investment in the Shares. By reason of the Investor’s business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, the Investor has the capacity to protect its own interests in connection with its purchase of the Shares. The Investor has the financial capacity to bear the risk of this investment and has received from the Company all information it has requested and considers necessary or appropriate for deciding whether to purchase the Shares. The Investor has not been organized solely for the purpose of acquiring the Shares.

3.9 Restricted Shares. The Investor understands that the Shares are and will be “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that, under the Securities Act and applicable regulations thereunder, such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.10 Legends. The Investor understands that the certificates evidencing the

Shares will bear the legend set forth below.

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THESE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STAEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT WITH RESPECT TO SUCH SHARES OR THE COMPANY HAS RECEIVED AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY PROVIDING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

The legend set forth above shall be removed by the Company from any certificate evidencing any of the Shares only (i) upon receipt by the Company of an opinion in form and substance satisfactory to the Company that the Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act, or (ii) upon confirmation that a registration statement under the Securities Act is at that time in effect with respect to the legended Share and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the respective Share was issued.

3.11 Indemnification. The Investor acknowledges that it understands the meaning and legal consequences of the representations and warranties set forth in Section 3 hereof and that the Company and the officers, directors, employees and agents of the Company have relied and will rely upon such representations and warranties. The Investor hereby agrees to indemnify and hold harmless the Company and each of its respective officers, directors, employees and agents from and against any and all loss, claim, damage, liability, cost or expense (including attorney's fees), joint or several, to which any such person may become subject due to or arising out of: (i) any material breach by the Investor of any such representation or warranty; (ii) any material inaccuracy in the representations and warranties hereinabove set forth; (iii) the disposition of any of the Shares by the Investor contrary to the foregoing representations and warranties; and (iv) any action, suit, proceeding, demand, assessment or judgment incident to or based upon any of the matters so indemnified against. Notwithstanding the foregoing, however, no representation, warranty, acknowledgement or agreement made herein by the Investor shall in any manner be deemed to constitute a waiver of any rights granted to it under federal or state securities laws or pursuant to this Agreement, including registration rights contemplated by Section 4 hereof.

4.  Registration Rights.

4.1 Company’s Obligations. The Company covenants and agrees that: (a) (subject to the provisions of this Section 4), within 30 days from the Closing, it will prepare and file with the Commission a registration statement on Form S-3 (or if such form is not available, a Form S-1) (the “Registration Statement”) covering all of the Shares (the “Registrable Securities”) for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415. The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Act within 120 days of the Closing and to keep the Registration Statement continuously effective until the earlier of (i) such time that all of the Registrable Securities have been sold or (ii) the date when the Registrable Securities are eligible for resale pursuant to paragraph (k) of Rule 144 promulgated under the Act. In addition, the Company shall timely supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for the Registration Statement or if required by the Securities Act. If (i) at any time when a prospectus relating to Registrable Securities is required to be made available under the Securities Act, the Company discovers that, or any event occurs as a result of which, the prospectus (including any supplement thereto) included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the Commission issues any stop order suspending the effectiveness of the Registration Statement or proceedings are initiated or threatened for that purpose, then the Company shall promptly deliver a written notice to such effect to the Investor, and the Investor shall immediately upon receipt of such notice discontinue its disposition of Registrable Securities pursuant to the Registration Statement until the copies of the supplemented or amended prospectus contemplated by the immediately following sentence is made available and, if so directed by the Company, shall deliver to the Company (at the Company's expense), if applicable, all copies, other than permanent file copies, then in the Investor's possession of the prospectus or prospectus supplement relating to such Registrable Securities current at the time of receipt of such notice. As promptly as practicable following the event or discovery referred to in clause (i) of the immediately preceding sentence, the Company shall prepare and make available to Investor the amendment or supplement of such prospectus so that, as thereafter made available to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary in this Section 4 if the filing or maintenance of the Registration Statement would require the Company to make a disclosure that would, in the good faith, reasonable judgment of the Company's Board of Directors, have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company or on pending or imminent transactions, the Company shall have the right, upon delivery to the Investor of a certificate executed by the Company's chief executive officer certifying the Board of Directors' finding (a "Blackout Notice") to delay the filing (but not the preparation) of the Registration Statement or of any amendment or supplement thereto, to suspend its obligation to maintain the effectiveness of the Registration Statement and to suspend the use of any prospectus or prospectus supplement in connection with the Registration Statement, in each case for a reasonable amount of time not to exceed thirty (30) days (the "Blackout Period") within the ninety (90) day period beginning on the first day of a Blackout Period; provided, however, that the Company shall not deliver a Blackout Notice more than twice in any 365-day period; and provided, further that any Blackout Period shall only be effective when and for so long as other holders, if any, of registration rights with respect to the Company's securities are restricted from exercising their registration rights to the same or greater extent as the Investor. Investor agrees that upon receipt of a Blackout Notice, it shall immediately cease all efforts to dispose of Registrable Securities pursuant to the Registration Statement until such time as the Company shall notify it of the end of such restrictions or, if earlier, the expiration of the Blackout Period.

4.2 Investor’s Obligations. The Company’s obligations under Section 4 are conditioned upon Investor providing any information regarding the Investor reasonably requested by the Company in order for Company to complete the Registration Statement.

4.3 Indemnity. With respect to any offering and sale pursuant to the Registration Statement, the Company agrees to indemnify and hold Investor, each Person who "controls" Investor within the meaning of Section 15 of the Securities Act, and any directors and officers of the foregoing, harmless against any and all losses, claims, damages or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively, "Losses"), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or any prospectus relating to the Registration Statement, or the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements contained therein not misleading, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification contained in this Section 4.3 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by Investor specifically for use in connection with the preparation of the Registration Statement or prospectus contained in the Registration Statement or any such amendment or supplement thereto.

4.4 Exchange Act Reports. With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the Commission that may permit the Investor to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts until such time as all of the Registrable Securities have been sold under the Registration Statement or are eligible for re-sale under subsection (k) of Rule 144, to (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, and take all action as may be required as a condition to the availability of Rule 144, (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (c) facilitate and expedite transfers of Registrable Shares sold pursuant to Rule 144, including providing timely notice to the Company's transfer agent to expedite such transfer.

4.5 Other Agreements. The Company shall not grant, and represents that it has not granted, any other person or entity rights to register securities of the Company on terms that would be reasonably likely to restrict the ability of the Company to fully perform is obligations to the Investor in connection with the registration rights contemplated by this Section 4. The Company shall not amend any registration rights agreement with any other person or entity nor shall the Company waive any provision under any registration rights agreement that it would be entitled to waive thereunder if such waiver would be reasonably likely to adversely affect the registration rights contemplated by this Section 4.

5.  Confidentiality. The Investor acknowledges that it has signed, and continues to be bound by, a confidentiality agreement with the Company which, among other things, prohibits trading in securities of the Company at any time Investor possesses material nonpublic information with respect to the Company.

6.  Miscellaneous.

6.1 Entire Agreement. This Agreement, together with its exhibits and schedules, constitute the entire contract between the Company and the Investor relative to the purchase and sale of the Shares and supersede any and all prior or contemporaneous oral or written agreements, understandings and discussions with respect thereto.

6.2 Expenses. Each of the Company and the Investor will bear its own legal and other fees and expenses in connection with the transactions contemplated in this Agreement; provided, however, that the Company shall reimburse the Investor for its costs associated with the negotiation, execution and delivery of this Agreement and the consummation of the Closing, up to an amount not to exceed $10,000.

6.3 Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The Company and the Investor hereby irrevocably consent to the exclusive jurisdiction and venue of State and federal courts within the city of Reno, Nevada for any dispute arising out of this Agreement.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

6.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, on the date of receipt if sent by telecopier or overnight courier, charges prepaid, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to the Company, as set forth below the Company’s name on the signature page of this Agreement, and (b) if to the Investor, at the Investor’s address as set forth below the Investor’s name on the signature page of this Agreement, or at such other address as the Company or the Investor may designate by ten (10) days’ advance written notice to the Investor or the Company, respectively.

6.7 Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing; provided, however, that such representations and warranties are only made as of the date of such execution and delivery and as of such Closing.

6.8 Amendments. Any term or provision of this Agreement may be amended and the observance of any term, condition, or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by the Company and the Investor.

6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

6.10 Opinion. At the Closing, the Company shall deliver to the Investor one or more opinions from counsel to the Company reasonably acceptable to the Investor that is addressed to the Investor, dated the date of the Closing, substantively to the effect set forth in Exhibit B attached hereto and in a form reasonably satisfactory to the Investor.

6.11 Time of Essence. Time shall be of the essence in this Agreement.

[Remainder of Page Intentionally Left Blank/Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the date first written above.

“Company”

ALTAIR NANOTECHNOLOGIES INC.,
a Canadian corporation

By: /s/________________________________
_________________, its _____________

Address:
204 Edison Way
Reno, Nevada 89502
Facsimile: (775) 856-1619

“Investor”

THE AES CORPORATION,
a Delaware corporation

By: /s/ ________________________________
_________________, its _____________

Address:
4300 Wilson Blvd, Suite 1100
Arlington, VA 22203
Attn: Robert Hemphill
Facsimile: (703) 528 4510